Exhibit 99

CENDANT TO CONSIDER STRATEGIC ALTERNATIVES
FOR ITS MORTGAGE BUSINESS

Company to Preserve Its Real Estate “Value Circle”

Cendant Also Comments Favorably on Second Quarter 2004 Results; Anticipates Exceeding
the High End of its Prior Forecast for the Second Quarter by $0.02 to $0.03

NEW YORK, July 8, 2004 – Cendant Corporation (NYSE:CD) today announced that it will consider strategic alternatives for its mortgage business, including the sale of the Company’s mortgage origination platform and mortgage servicing business. Any transaction would be designed to preserve the cross-selling benefits of a “value circle” that exists between the mortgage business and the Company’s residential real estate brands and relocation and settlement services businesses.

Cendant’s Chairman, CEO and President, Henry R. Silverman, stated: “Our Company will always participate in the mortgage business because of its leading position in the residential real estate market and the tremendous opportunity we have to cross-sell mortgages to our customers. Our mortgage business, which is expected to account for only a fraction of the Company’s income in 2004, continues to perform in line with our expectations. However, our mortgage banking activities can produce volatility in Cendant’s earnings inconsistent with our business model and the remainder of our portfolio.

“We are seeking a solution that reduces our Company’s exposure to traditional mortgage banking while benefiting from continued participation in the mortgage business in conjunction with our residential real estate activities.”

Additionally, the Company updated its previous announcement on June 21, 2004 that it expects to meet or exceed its projection of earnings per share from continuing operations of $0.42 - $0.44 for the second quarter of 2004. Based upon strong performance across Cendant’s core real estate and travel verticals, and with all segments expecting an improvement in year-over-year performance, the Company now anticipates that it will exceed the high end of its prior forecast for the second quarter by $0.02 to $0.03.

Blackrock and Goldman, Sachs & Co. will serve as Cendant’s advisors in the consideration of strategic alternatives. There can be no assurance that a transaction involving the mortgage business will be entered into or consummated.

About Cendant

Cendant is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities and Exchange Commission regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

Media Contact: Elliot Bloom 212-413-1832	Investor Contacts: Sam Levenson 212-413-1834 Henry A. Diamond 212-413-1920